Exhibit 99.1

Dean Heller

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

PHARMOS CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 150,000,000 shares, par value $.03

Preferred Stock: 1,250,000 shares, par value $.03

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 30,000,000 shares, par value $.03

Preferred Stock: 1,250,000 shares, par value $.03

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common Stock: 1/5 (one-fifth) of a share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional share after the change will be rounded up to a whole share. Less than 1% of outstanding shares affected.

7. Effective date of filing (optional):

May 31, 2005

8. Officer Signature:

/s/ Jim Meer, Senior Vice President

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.